Exhibit 99

Patterson Companies Reports Improved Second Quarter Operating Results

St. Paul, MN—November 22, 2006—Patterson Companies, Inc. (Nasdaq NMS: PDCO) today reported consolidated sales of $694,273,000 for the second quarter of fiscal 2007 ended October 28, 2006, an increase of 8% from $641,697,000 in the year-earlier quarter. Substantially all of Patterson’s second quarter sales growth was internally generated. Net income came to $48,237,000 or $0.35 per diluted share, up 8% from $44,720,000 or $0.32 per diluted share in the second quarter of fiscal 2006. Current quarter earnings were reduced by stock compensation expense of approximately $0.01 per diluted share.

Patterson Dental, Patterson’s largest business, reported sales growth of 7% to $512,200,000 in the second quarter.

•	Sales of consumable dental supplies and printed office products increased 7% from last year’s second quarter. On a comparable basis, which excludes the telemarketing operation of the former Accu-Bite business that was closed in May 2006, consumable sales were up approximately 8%.

•	Sales of dental equipment increased 4% in the second quarter, with sales of basic equipment and software, including digital radiography installations, more than offsetting the decline in sales of CEREC 3D® dental restorative systems during the quarter.

•	Sales of other services and products, consisting primarily of technical service parts and labor, software support services and artificial teeth increased 17% in the second quarter.

Sales of the Webster Veterinary unit increased 15% in the second quarter of fiscal 2007 to $95,362,000. Excluding the December 2005 acquisition of Intra Corp, developer and marketer of IntraVet® veterinary practice management software, Webster’s sales rose 13%. Sales of Patterson Medical, Patterson’s rehabilitation supply and equipment unit, increased 10% in the second quarter to $86,711,000 in comparison to the year-earlier level.

James W. Wiltz, president and chief executive officer, commented: “Our Patterson Dental unit performed at a relatively high level in this year’s second quarter, with consumable dental supplies, basic dental equipment and digital radiography systems and related software posting solid year-over-year sales growth. The lone exception was our CEREC product line. Despite lower second quarter sales, CEREC continues to be a substantial contributor to our equipment business. We are striving to reinvigorate the growth of this next-generation system and believe sales momentum should gradually strengthen in future periods. We remain convinced that CEREC’s advanced CAD/CAM technology represents the future of dental restorative procedures.”

He continued: “Patterson’s veterinary and medical businesses turned in strong performances in the second quarter, with both units recording double-digit sales growth. The strategic emphasis of Webster Veterinary on strengthening its equipment business paid further dividends in the second quarter, as sales of veterinary equipment rose more than 100% from the prior year’s level. In addition, Webster recorded strong sales of its IntraVet practice management software line that was acquired in December 2005. Additional IntraVet software currently under development will position Webster to maximize the capabilities of digital radiography equipment, enabling this unit to offer a value-added technology solution similar to that of Patterson Dental. We also are encouraged by the solid sales growth of Patterson Medical, making us believe this unit is responding to the strategies implemented by the unit’s new management team. Patterson’s consolidated second quarter earnings also benefited from improved operating leverage, reflecting strengthened expense management throughout our organization.”

Patterson is forecasting earnings of $0.43 to $0.45 per diluted share for the third quarter of fiscal 2007 ending January 27, 2007. This guidance incorporates stock compensation expense of approximately $0.01 per diluted share. The Company is reiterating its full-year fiscal 2007 earnings guidance of $1.58 to $1.61 per diluted share, or $1.54 to $1.57 after the approximate $0.04 per diluted share impact of stock compensation expense.

Impact of Compensation Expense Under SFAS No. 123(R)

Net income and earnings per share excluding the impact of compensation expense under SFAS No. 123(R) are considered non-GAAP financial measures. The company adopted SFAS No. 123(R) on April 30, 2006 using the modified prospective method. Management believes that reporting net income and earnings per share excluding the impact of compensation expense under SFAS No. 123(R) provides useful supplemental information that may enhance investors’ overall understanding of the company’s current financial performance and may enhance the comparability of results against comparable periods. Net income and earnings per share excluding the impact of SFAS No. 123(R) are used by management internally to measure the company’s profitability and performance, but should not be considered as an alternative to, or a substitute for, GAAP financial measures. A reconciliation of net income and earnings per share with and without the impact of SFAS No. 123(R) is included as a table attached to this press release.

About Patterson Companies, Inc.

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Webster Veterinary is the nation’s second largest distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

# # #

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

For additional information contact:

R. Stephen Armstrong	Richard G. Cinquina
Executive Vice President & CFO	Equity Market Partners
651/686-1600	904/415-1415

Second Quarter Conference Call and Replay

Patterson’s second quarter earnings conference call will start at 10:00 a.m. Eastern today. Investors can listen to a live webcast of the conference call at www.pattersoncompanies.com. Listeners should go to this website at least 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived on Patterson’s web site. A replay of the second quarter conference call can be heard through November 30, 2006 by dialing 1-303-590-3000 and providing the 11068456 confirmation code.

PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
Net sales	$694,273	$641,697	$1,349,761	$1,237,544
Gross profit	235,629	219,214	458,043	426,458
Operating expenses	157,608	146,388	311,485	284,118

Operating income	78,021	72,826	146,558	142,340
Other expense, net	(1,502)	(1,387)	(3,343)	(2,399)

Income before taxes	76,519	71,439	143,215	139,941
Income taxes	28,282	26,719	53,394	52,339

Net income	$48,237	$44,720	$89,821	$87,602

Earnings per share:
Basic	$0.35	$0.33	$0.65	$0.64
Diluted	$0.35	$0.32	$0.65	$0.63

Shares:
Basic	137,757	137,554	137,983	137,427
Diluted	138,728	139,249	138,948	139,183

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PATTERSON COMPANIES, INC.

RECONCILIATION OF IMPACT OF SFAS NO. 123(R) ON EARNINGS

AND FINANCIAL RATIOS

(In thousands, except for earnings per share)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
NET INCOME:
GAAP net income	$48,237	$44,720	$89,821	$87,602
SFAS No. 123(R) expense, net of tax	1,619	—	3,289	—

Non-GAAP net income	$49,856	$44,720	$93,110	$87,602

DILUTED EARNINGS PER SHARE:
GAAP diluted earnings per share	$0.35	$0.32	$0.65	$0.63
SFAS No. 123(R) expense, net of tax	0.01	—	0.02	—

Non-GAAP diluted earnings per share	$0.36	$0.32	$0.67	$0.63

	Three Months Ended			Six Months Ended
	October 28, 2006		As reported October 29, 2005	October 28, 2006		As reported October 29, 2005
	As reported	Excluding SFAS No. 123(R)		As reported	Excluding SFAS No. 123(R)
Gross margin	33.9%	33.9%	34.2%	33.9%	33.9%	34.5%
Operating expenses as a % of net sales	22.7%	22.4%	22.8%	23.1%	22.8%	23.0%
Operating income as a % of net sales	11.2%	11.5%	11.4%	10.8%	11.1%	11.5%
Effective tax rate	37.0%	36.5%	37.4%	37.3%	36.8%	37.4%
Return on net sales	6.9%	7.2%	7.0%	6.7%	6.9%	7.1%

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	October 28, 2006	April 29, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$181,558	$224,392
Receivables, net	335,970	350,299
Inventory	235,733	244,709
Prepaid expenses and other current assets	25,206	27,974

Total current assets	778,467	847,374

Property and equipment, net	141,267	141,541
Goodwill and other intangible assets	762,358	764,214
Other	180,148	158,589

Total Assets	$1,862,240	$1,911,718

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$136,515	$173,957
Other accrued liabilities	145,524	145,663
Current maturities of long-term debt	90,021	90,027

Total current liabilities	372,060	409,647

Long-term debt	200,007	210,014
Other non-current liabilities	48,094	49,536

Total liabilities	620,161	669,197

Stockholders’ equity	1,242,079	1,242,521

Total Liabilities and Stockholders’ Equity	$1,862,240	$1,911,718

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PATTERSON COMPANIES, INC.

SUPPLEMENTARY FINANCIAL DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2006	October 29, 2005	October 28, 2006	October 29, 2005
Consolidated Net Sales
Consumable and printed products	$440,394	$407,814	$874,209	$798,428
Equipment and software	198,575	186,920	368,020	346,709
Other	55,304	46,963	107,532	92,407

Total	$694,273	$641,697	$1,349,761	$1,237,544

Dental Supply
Consumable and printed products	$289,892	$271,798	$569,309	$523,528
Equipment and software	173,252	166,200	320,250	305,712
Other	49,056	42,082	95,350	82,896

Total	$512,200	$480,080	$984,909	$912,136

Rehabilitation Supply
Consumable and printed products	$63,941	$57,734	$125,727	$115,665
Equipment	18,575	17,410	35,721	34,666
Other	4,195	3,656	7,928	7,019

Total	$86,711	$78,800	$169,376	$157,350

Veterinary Supply
Consumable and printed products	$86,561	$78,282	$179,173	$159,235
Equipment and software	6,748	3,310	12,049	6,331
Other	2,053	1,225	4,254	2,492

Total	$95,362	$82,817	$195,476	$168,058

Other (Expense) Income, net
Interest income	$2,120	$1,479	$4,067	$3,575
Interest expense	(3,830)	(3,109)	(7,636)	(6,186)
Other	208	243	226	212

	$(1,502)	$(1,387)	$(3,343)	$(2,399)

Note: Certain amounts previously reported have been reclassified to conform with the current presentation.

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PATTERSON COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	October 28, 2006	October 29, 2005
Operating activities:
Net income	$89,821	$87,602
Depreciation & amortization	12,856	10,928
Share-based compensation	4,065	390
Change in assets and liabilities, net of acquired	(24,267)	(31,016)

Net cash provided by operating activities	82,475	67,904

Investing activities:
Additions to property and equipment, net	(9,726)	(27,166)
Acquisitions	(8,665)	(32,728)
Distribution agreement	—	(100,000)
Sale of investments, net	—	9,369

Net cash used in investing activities	(18,391)	(150,525)

Net cash used in financing activities	(106,918)	(1,881)

Net decrease in cash and cash equivalents	$(42,834)	$(84,502)